Yadkin Valley Financial Corporation Announces Return to Payment of Dividends on Preferred Stock to United States Treasury

Elkin, NC - August 8, 2012 - Yadkin Valley Financial Corporation (NASDAQ: YAVY) announced today the return to cash payment of dividends on the Company's preferred stock issued to the United States Treasury as part of the Troubled Asset Relief Program (TARP) and interest on the Company's outstanding trust preferred securities. The Company had been in deferral on these payments since June 2011.

Joe Towell, President and Chief Executive Officer at Yadkin Valley Financial Corporation, commented, "As of today, we are current on all dividend payments to Treasury and interest payments on our trust preferred securities. This is truly a sign of strength for our Company and a tangible vote of confidence from our regulators. We believe this event validates our progress toward our strategic goals over the last year. We have posted four consecutive quarters of profitability, we have recaptured our remaining deferred tax asset valuation allowance, we have made significant improvements in asset quality, and we are well-positioned for success going forward."

Following this payment, there will be no change to the Company's regulatory capital ratios, as quarterly payments have been accrued during the period of deferral. As of June 30, 2012, the Company's leverage ratio, Tier 1 risk-based capital ratio, and total risk-based capital ratio were 8.8%, 11.2%, and 12.4%, respectively, for the holding company, exceeding all regulatory requirements.

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About Yadkin Valley Financial Corporation

Yadkin Valley Financial Corporation is the holding company for Yadkin Valley Bank and Trust Company, a full-service community bank providing services in 34 branches throughout its two regions in North Carolina and South Carolina. The Western Region serves Avery, Watauga, Ashe, Surry, Wilkes, Yadkin, and Iredell Counties. The Southern Region serves Durham, Orange, Granville, Mecklenburg, and Union Counties in North Carolina, and Cherokee and York Counties in South Carolina. The Bank provides mortgage lending services through its subsidiary, Sidus Financial, LLC, headquartered in Greensboro, NC. Securities brokerage services are provided by Main Street Investment Services, Inc., a Bank subsidiary with four offices located in the branch network. Yadkin Valley Financial Corporation's website is www.yadkinvalleybank.com. Yadkin Valley shares are traded on NASDAQ under the symbol YAVY.

FORWARD LOOKING STATEMENTS

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements include but are not limited to (1) statements regarding potential future economic recovery, (2) statements with respect to our plans, objectives, expectations and intentions and other statements that are not historical facts, and (3) other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan losses, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (2) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (3) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company's loan portfolio and allowance for loan losses; (4) the risk that the preliminary financial information reported herein and our current preliminary analysis will be different when our review is finalized; (5) changes in deposit rates, the net interest margin, and funding sources; (6) changes in the U.S. legal and regulatory framework, including the effect of recent financial reform legislation on the banking industry; and (7) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the company. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC's Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.